UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 8, 2024

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55264	45-0486747
(State or other jurisdiction of incorporation or	(Commission File Number)	(I.R.S. Employer Identification Number)
organization)

1044 North U.S. Highway One, Suite 201
Jupiter, FL 33477
(Address of principal executive offices and zip code)

(561) 743-8333
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DYAI	The NASDAQ Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

On March 8, 2024, Dyadic International, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company issued 8.0% Senior Secured Convertible Promissory Notes due March 8, 2027 in an aggregate principal amount of $6.0 million (the “Convertible Notes”).  The purchasers of the Convertible Notes include immediate family members and family trusts related to Mark Emalfarb, our President and Chief Executive Officer and a member of our Board of Directors, including The Francisco Trust U/A/D February 28, 1996, an existing holder of more than 5% of our outstanding common stock, (collectively, the “Purchasers”). The Convertible Notes were sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.  The Company estimates that the net proceeds from the sale of the Convertible Notes, after deducting offering expenses, will be approximately $5,850,000. The Company intends to use the net proceeds from the offering of the Convertible Notes for working capital and general corporate purposes.

The Convertible Notes will be senior, secured obligations of the Company and its affiliates, and interest will be payable quarterly in cash on the principal amount equal to 8% per annum, and guaranteed by Dyadic International (USA), Inc. under a subsidiary guarantee for the benefit of the holders of the Convertible Notes (each such holder, a “Holder”).

The Convertible Notes will mature on March 8, 2027, unless earlier converted or redeemed in accordance with the terms of the Convertible Notes. The Convertible Notes are secured by a first priority lien on substantially all assets of the Company and its subsidiary, Dyadic International (USA), Inc., pursuant to the Security Agreement (as defined below).

The Convertible Notes will be convertible into shares of the Company’s common stock, in whole or in part,  at the option of the Holders at any time, based on an initial conversion price of $1.79 per share of common stock, subject to adjustment in certain circumstances; provided that the Company shall not effect any Conversion of a Note and the Holder thereof shall not have any right to convert any portion of such Note to the extent that, after giving effect to such conversion, such Holder would beneficially own shares of the company in excess of the limits provided in the applicable Convertible Notes; provided further that the Company shall not issue any common stock pursuant to the terms of the Convertible Notes if such issuance would exceed 19.99% of the Company’s issued and outstanding Common Stock on date of the Purchase Agreement or otherwise exceed the aggregate number of shares of Common Stock which the Company may issue without breaching the Company’s obligations under the rules or regulations of Nasdaq.

The Holders may require the Company to redeem all or any part of the Convertible Notes on a redemption date falling on any of the 18, 21, 24, 27, 30, and 33-month anniversaries of the original issue date of the Convertible Notes (any such date, a “Redemption Date”) upon not less than 60 calendar days written notice prior to the applicable Redemption Date. The Company may also elect to redeem all or any part of the Convertible Notes on a Redemption Date upon not less than 60 calendar days written notice prior to the applicable Redemption Date.

The Convertible Notes contain customary terms and covenants and customary events of default (“Events of Default”). Upon the occurrence of any Event of Default, at the Holder’s election, the outstanding principal amount of the applicable Convertible Notes, plus accrued but unpaid interest, liquidated damages, and other amounts owing in respect thereof through the date of acceleration, shall become immediately due and payable.  After the occurrence of any Event of Default that results in the eventual acceleration of any Note, the interest rate on such Note shall accrue at an interest rate equal to 18% per annum (with a credit for any “unused” guaranteed interest).

The Securities Purchase Agreement also contains certain affirmative and negative covenants (including, without limitation, restrictions on our ability to incur indebtedness, permit liens, make dividends or certain debt payments or consummate certain affiliate transactions) and customary representations and warranties of the Company and the Purchasers, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties.

On March 8, 2024, in connection with the issuance of the Convertible Notes, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company has agreed to register under the Securities Act any common stock of the Company issuable upon conversion of the Convertible Notes.

On March 8, 2024, in connection with the issuance of the Convertible Notes, the Company also entered into a security agreement (the “Security Agreement”) with the Purchasers, pursuant to which the Company granted the Purchasers a continuing security interest in certain collateral to secure the full and prompt payment, performance and observance of all present and future indebtedness, obligations, liabilities and agreements of any kind of the Company to the Purchasers arising under or in connection with the Convertible Notes.

On March 8, 2024, in connection with the issuance of the Convertible Notes, Dyadic International (USA), Inc., a subsidiary of the Company (the “Guarantor”) also entered into a subsidiary guarantee (the “Subsidiary Guarantee”) with the Purchasers, pursuant to which the Guarantor has guaranteed to the Purchasers the prompt and complete payment and performance when due of the obligations under the Securities Purchase Agreement.

The foregoing descriptions of the Convertible Notes, the Securities Purchase Agreement, the Registration Rights Agreement, the Security Agreement and the Subsidiary Guarantee are only summaries of the material terms thereof, do not purport to be complete and are qualified in their entirety by reference to the full text of the form of the Convertible Note, the Securities Purchase Agreement, the Registration Rights Agreement, the Security Agreement and the Subsidiary Guaranty, which are filed as Exhibits 4.1, 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of the Purchasers in the Securities Purchase Agreement, the Convertible Notes were sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). None of the Convertible Notes or the common stock issuable on conversion thereof have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy Convertible Notes, shares of common stock or other securities of the Company.

Item 8.01 Other Events

On March 11, 2024, the Company issued a press release related to the Convertible Notes. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference, other than the fourth and fifth paragraphs of the press release.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

4.1	Form of Senior Secured Convertible Promissory Note due March 8, 2027
10.1	Securities Purchase Agreement*
10.2	Registration Rights Agreement*
10.3	Security Agreement*
10.4	Subsidiary Guarantee*
99.1	Press Release dated March 11, 2024
104	Cover page Interactive Data File (embedded within the Inline XBRL document)]

*Certain exhibits and schedules have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2024

Dyadic International, Inc.

	By:	/s/ Mark A. Emalfarb
	Name:	Mark A. Emalfarb
	Title:	Chief Executive Officer